SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

January 30, 2006
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 30, 2006, Schiff Nutrition Group, Inc. (“SNG”), a wholly-owned subsidiary of the registrant, entered into employment-related agreements in the form attached hereto as Exhibit 10.1 with the following named executive officers of the registrant: Mr. Joseph W. Baty, Executive Vice President and Chief Financial Officer; Mr. Thomas H. Elitharp, Executive Vice President - Operations and Support Services; and Daniel A. Thomson, Executive Vice President - Business Development, General Counsel and Corporate Secretary.

The agreements replace prior employment-related agreements with these officers which terminated on September 30, 2005, and were renewed on substantially the same terms as the prior agreements, with certain changes made to update the agreements and to reflect the impact of recent provisions of the Internal Revenue Code of 1986, as amended (the “Code”), relating to deferred compensation. The agreements provide for severance benefits, including salary, bonus and insurance coverage continuation, for the officer in connection with (i) a termination of employment by SNG other than for “Cause,” (ii) a termination of employment by the officer for “Good Reason,” or (iii) a “termination in connection with a Change in Control” (as such terms are defined in the form agreement attached hereto as Exhibit 10.1). The agreements provide for full acceleration of vesting of equity awards in connection with a Change in Control and contain certain tax gross-up provisions. The effective date of the agreements is as of October 1, 2005 and the term of each agreement generally continues through September 30, 2008.

In addition, on January 30, 2006, SNG entered into an employment-related agreement in the form attached hereto as Exhibit 10.2 with Mr. Bruce J. Wood, the registrant’s President and Chief Executive Officer. The agreement replaces the prior employment-related agreement with Mr. Wood which terminated on September 30, 2005, and was renewed on substantially the same terms as the prior agreement, with certain changes made to update the agreement and to reflect the impact of recent Code provisions relating to deferred compensation. The employment-related agreement provides for severance benefits, including salary continuation, in the case of termination of Mr. Wood’s employment “in connection with a Change in Control” (as such term is defined in the form of agreement attached hereto as Exhibit 10.2) and insurance coverage continuation in the case of termination of Mr. Wood’s employment in certain circumstances. The change in control agreement also contains certain tax gross-up provisions. The effective date of the agreement is as of October 1, 2005 and the term of the agreement generally continues through September 30, 2008.

Mr. Wood has a separate employment agreement with SNG (which was previously filed by the registrant). The separate employment agreement with Mr. Wood is amended by the employment-related agreement described herein to provide that any severance payments under the employment agreement do not qualify as deferred compensation under certain recently enacted Code provisions.

The foregoing description of the employment-related agreements with certain executives, the change in control agreement with Mr. Wood and the amendment to the existing employment agreement with Mr. Wood is qualified in its entirety by reference to the full texts of the applicable forms of agreement attached hereto as Exhibits 10.1 and 10.2, or previously filed by the registrant.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Form Agreement between Schiff Nutrition Group, Inc. and certain of its executives
10.2	Form Agreement between Schiff Nutrition Group, Inc. and Bruce J. Wood

The information furnished in the exhibits to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                               SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ Joseph W. Baty

Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: February 3, 2006